Exhibit 10.5

EXECUTION COPY

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT (this “Agreement”) is entered into as of December 17, 2004 among Inergy, L.P., a Delaware limited partnership (the “Borrower”), and the Subsidiaries of the Borrower listed on the signature page attached hereto (together with the Borrower, the “Grantors”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) on behalf of itself and on behalf of the Holders of Secured Obligations (as such term is defined in the Credit Agreements described below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and certain financial institutions are parties to (i) a 5-Year Credit Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “5-Year Credit Agreement”), and (ii) a 364-Day Credit Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, and together with the 5-Year Credit Agreement, the “Credit Agreements”); and the Grantors are entering into this Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreements;

WHEREAS, the Grantors (other than the Borrower) and the Administrative Agent have entered into a certain Guaranty dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which such Grantors have agreed to guarantee all of the Obligations upon the terms and conditions set forth therein;

WHEREAS, the Grantors and the Administrative Agent are parties to that certain Pledge and Security Agreement dated as of the date hereof (as the same may hereafter be modified, amended, restated or supplemented from time to time, the “Pledge and Security Agreement”), pursuant to which each Grantor has granted a security interest in substantially all of its personal property to the Administrative Agent for the benefit of the Administrative Agent and the Holders of Secured Obligations; and

WHEREAS, the Administrative Agent and the Lenders from time to time party to the Credit Agreements have required the Grantors to execute and deliver this Agreement (i) in order to secure the prompt and complete payment, observance and performance of all of (a) the Obligations and (b) all of the obligations and liabilities under the Guaranty of the Grantors (other than the Borrower) (such obligations and liabilities, together with the Obligations, being hereinafter referred to as the “Liabilities”), and (ii) as a condition precedent to the making of any loans, advances and any other financial accommodations under the Credit Agreements.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

1. Defined Terms.

(i) Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreements shall have the meaning specified for such term in the Credit Agreements. Unless otherwise defined herein or in the Credit Agreements, each capitalized term used herein that is defined in the Pledge and Security Agreement shall have the meaning specified for such term in the Pledge and Security Agreement.

(ii) The words “hereof,” “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

(iii) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

2. Incorporation of Premises. The premises set forth above are incorporated into this Agreement by this reference thereto and are made a part hereof.

3. Security Interest in Trademarks. To secure the complete and timely payment, performance and satisfaction of all of the Liabilities, each Grantor hereby grants to the Administrative Agent, for the benefit of the Holders of Secured Obligations, a security interest in, as and by way of a first mortgage and security interest having priority over all other security interests (except any Liens permitted under Section 6.02 of each of the Credit Agreements), with power of sale to the extent permitted by applicable law, all of such Grantor’s now owned or existing and hereafter acquired or arising:

(i) trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications listed on Schedule A attached hereto and made a part hereof, and (a) all renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (c) the right to sue for past, present and future infringements and dilutions thereof, (d) the goodwill of such Grantor’s business symbolized by the foregoing and connected therewith, and (e) all of such Grantor’s rights corresponding thereto throughout the world (all of the foregoing trademarks, registered trademarks and trademark applications, and service marks, registered service marks and service mark applications, together with the items described in clauses (a)-(e) in this paragraph 3(i), are sometimes hereinafter individually and/or collectively referred to as the “Trademarks”); and

(ii) rights under or interests in any trademark license agreements or service mark license agreements with any other party, whether such Grantor is a licensee or licensor under any such license agreement, including, without limitation, those trademark license agreements and service mark license agreements listed on Schedule B attached hereto and made a part hereof, together with any goodwill connected with and symbolized by any such trademark license agreements or service mark license agreements, and after the occurrence and during the continuance of an Event of Default the right to prepare for sale and sell any and all inventory now or hereafter owned by such Grantor and now or hereafter covered by such licenses (all of the foregoing are hereinafter referred to collectively as the “Licenses”). Notwithstanding the foregoing or anything herein or in any other Credit Document to the contrary, nothing hereunder or thereunder constitutes or shall be deemed to constitute the grant of a security interest in favor of the Administrative Agent or any Holder of Secured Obligations with respect to such Grantor’s interest in any License, contract right, license agreement, or any other general intangible (each such License, contract right, license agreement and other general intangible being hereinafter referred to as “Excluded Property”), if the granting of a security interest therein by such Grantor to the Administrative Agent or any Holder of Secured Obligations is prohibited by the terms and provisions of the agreement, document or instrument creating, evidencing or granting a security interest in such Excluded Property or rights related thereto; provided, however, that if and when the prohibition which prevents the granting by such Grantor to the Administrative Agent of a security interest in any Excluded Property is removed or otherwise terminated, the Administrative Agent will be deemed to have, and at all times to have had, a security interest in such Excluded Property.

4. Restrictions on Future Agreements. Except as otherwise permitted by the Credit Agreements, no Grantor shall, without the Administrative Agent’s prior written consent, enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Agreement or the other Credit Documents, and each Grantor further agrees that it will not take any action, and will use its best efforts not to permit any action to be taken by others, including, without limitation, licensees, or fail to take any action, which would in any respect affect the validity or enforcement of the rights transferred to the Administrative Agent under this Agreement or the rights associated with the Trademarks or Licenses.

5. New Trademarks and Licenses. Each Grantor represents and warrants that, as of the date hereof, (i) the Trademarks listed on Schedule A include all of the foreign and domestic registered trademarks, trademark applications, registered service marks and service mark applications owned or held by such Grantor, (ii) the Licenses listed on Schedule B include all of the trademark license agreements and service mark license agreements under which such Grantor is the licensee or licensor and (iii) except for any Liens permitted under Section 6.02 of each of the Credit Agreements, no liens, claims or security interests in such Trademarks and Licenses have been granted by such Grantor to any Person other than the Administrative Agent. If, prior to the termination of this Agreement, any Grantor shall (a) obtain rights to any new trademarks, registered trademarks, trademark applications, service marks, registered service marks or service mark applications, (b) become entitled to the benefit of any trademarks, registered trademarks, trademark applications, trademark licenses, trademark license renewals, service marks, registered service marks, service mark applications, service mark licenses or service mark license renewals whether as licensee or licensor, or (c) enter into any new trademark license agreement or service mark license agreement, the provisions of paragraph 3 above shall automatically apply thereto. Each Grantor shall give to the Administrative Agent written notice of events described in clauses (a), (b) and (c) of the preceding sentence promptly after the occurrence thereof, but in any event not less frequently than on a quarterly basis. Each Grantor hereby authorizes the Administrative Agent to modify this Agreement unilaterally (i) by amending Schedule A to include any future trademarks, registered trademarks, material trademark applications, material service marks, registered service marks and service mark applications of such Grantor and by amending Schedule B to include any future trademark license agreements and service mark license agreements of such Grantor, which are Trademarks or Licenses under paragraph 3 above or under this paragraph 5, and (ii) by filing in the United States Patent and Trademark Office, in addition to and not in substitution for this Agreement, a duplicate original of this Agreement containing on Schedule A or B thereto, as the case may be, such future trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, and trademark license agreements and service mark license agreements.

6. Royalties. Each Grantor hereby agrees that the use by the Administrative Agent of the Trademarks and Licenses as authorized hereunder in connection with the Administrative Agent’s exercise of its rights and remedies to the extent expressly permitted under paragraph 14 or pursuant to the Pledge and Security Agreement after the occurrence and during the continuance of an Event of Default shall be coextensive with such Grantor’s rights thereunder and with respect thereto and without any liability for royalties or other related charges from the Administrative Agent or any other Holder of Secured Obligations to such Grantor.

7. Further Assignments. Except as otherwise permitted by the Credit Agreements, each Grantor agrees (i) not to sell or assign its respective interests in any Trademarks or the Licenses or grant any license under the Trademarks without the prior written consent of the Administrative Agent and (ii) to maintain the quality of the products using such Trademarks or Licenses at a level sufficient to preserve such Trademarks and Licenses.

8. Nature and Continuation of the Administrative Agent’s Security Interest; Termination of the Administrative Agent’s Security Interest. This Agreement is made for collateral security purposes only. This Agreement shall create a continuing security interest in the Trademarks and Licenses and shall terminate only when the Liabilities (other than contingent indemnity obligations and obligations under Hedging Agreements) have been paid in full and the Credit Agreements and the other Credit Documents have been terminated. When this Agreement has terminated, the Administrative Agent shall promptly execute and deliver to each Grantor, at such Grantor’s expense, all termination statements and other instruments and take such other actions as may be necessary or proper to terminate the Administrative Agent’s security interest in the Trademarks and the Licenses, subject to any disposition thereof which may have been made by the Administrative Agent pursuant to this Agreement or the Pledge and Security Agreement.

9. Duties of the Grantors. Each Grantor shall have the duty, to the extent reasonably necessary or otherwise desirable in the normal conduct of such Grantor’s business, as determined in the reasonable discretion of such Grantor, to: (i) reasonably prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, and (ii) apply for registration for trademarks or service marks. Each Grantor further agrees (i) not to abandon any Trademark or License to the extent such Trademark or License is reasonably necessary or otherwise desirable in the normal conduct of such Grantor’s business, as determined in the reasonable discretion of such Grantor, without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, and (ii) to use commercially reasonable efforts to maintain in full force and effect the Trademarks and the Licenses that are or shall be reasonably necessary or otherwise desirable, as determined in the Grantor’s reasonable discretion, in the operation of such Grantor’s business. Any expenses incurred in connection with the foregoing shall be borne by the applicable Grantor. Neither the Administrative Agent nor any of the Holders of Secured Obligations shall have any duty with respect to the Trademarks and Licenses. Without limiting the generality of the foregoing, neither the Administrative Agent nor any of the Holders of Secured Obligations shall be under any obligation to take any steps necessary to preserve rights in the Trademarks or Licenses against any other parties, but the Administrative Agent may do so at its option after the occurrence and during the continuance of an Event of Default, and all reasonable expenses incurred in connection therewith shall be for the sole account of the applicable Grantor and shall be added to the Liabilities secured hereby.

10. The Administrative Agent’s Right to Sue. Following the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks and the Licenses and, if the Administrative Agent shall commence any such suit, each Grantor shall, at the request of the Administrative Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Administrative Agent in aid of such enforcement. The applicable Grantor shall, upon demand, promptly reimburse the Administrative Agent for all reasonable costs and expenses incurred by the Administrative Agent in the exercise of its rights under this paragraph 10 (including, without limitation, reasonable fees and expenses of attorneys and paralegals for the Administrative Agent).

11. Waivers. The Administrative Agent’s failure, at any time or times hereafter, to require strict performance by any Grantor of any provision of this Agreement shall not waive, affect or diminish any right of the Administrative Agent thereafter to demand strict compliance and performance therewith nor shall any course of dealing between any Grantor and the Administrative Agent have such effect. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. None of the undertakings, agreements, warranties, covenants and representations of any Grantor contained in this Agreement shall be deemed to have been suspended or waived by the Administrative Agent unless such suspension or waiver is in writing signed by an officer of the Administrative Agent and directed to the applicable Grantor specifying such suspension or waiver.

12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but the provisions of this Agreement are severable. If any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part hereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

13. Modification. This Agreement cannot be altered, amended or modified in any way, except as specifically provided in paragraph 5 hereof or by a writing signed by the parties hereto.

14. Cumulative Remedies; Power of Attorney. Following the occurrence and during the continuance of an Event of Default, each Grantor hereby irrevocably designates, constitutes and appoints the Administrative Agent (and all Persons designated by the Administrative Agent in its sole and absolute discretion) as such Grantor’s true and lawful attorney-in-fact, and authorizes the Administrative Agent and any of the Administrative Agent’s designees, in such Grantor’s or the Administrative Agent’s name, to take any action and execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, after the giving by the Administrative Agent of written notice to such Grantor of the Administrative Agent’s intention to enforce its rights and claims against such Grantor, to (i) endorse such Grantor’s name on all applications, documents, papers and instruments necessary or otherwise desirable for the Administrative Agent in the use of the Trademarks or the Licenses, (ii) assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks or the Licenses to anyone on commercially reasonable terms, (iii) grant or issue any exclusive or nonexclusive license under the Trademarks or, to the extent permitted, under the Licenses to anyone, on commercially reasonable terms, and (iv) take any other actions with respect to the Trademarks or the Licenses as the Administrative Agent deems in its own or the Holders of Secured Obligations’ best interest. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until all of the Liabilities shall have been paid in full (other than contingent indemnity obligations and obligations under Hedging Agreements) and the Credit Agreements and the other Credit Documents shall have been terminated. Each Grantor acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of the Administrative Agent or the other Holders of Secured Obligations under the Pledge and Security Agreement, but rather is intended to facilitate the exercise of such rights and remedies.

The Administrative Agent shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks or the Licenses may be located or deemed located. Upon the occurrence and during the continuance of an Event of Default and the election by the Administrative Agent to exercise any of its remedies under the Uniform Commercial Code with respect to the Trademarks and Licenses, each Grantor agrees to assign, convey and otherwise transfer title in and to the Trademarks and the Licenses to the Administrative Agent or any transferee of the Administrative Agent and to execute and deliver to the Administrative Agent or any such transferee all such agreements, documents and instruments as may be necessary, in the Administrative Agent’s sole discretion, to effect such assignment, conveyance and transfer. All of the Administrative Agent’s rights and remedies with respect to the Trademarks and the Licenses, whether established hereby, by the Pledge and Security Agreement, by any other agreements or by law, shall be cumulative and may be exercised separately or concurrently. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise any of the rights and remedies provided in this Agreement, the Pledge and Security Agreement and any of the other Credit Documents. Each Grantor agrees that any notification of intended disposition of any of the Trademarks and Licenses required by law shall be deemed reasonably and properly given if given at least ten (10) days before such disposition. Notwithstanding anything herein to the contrary, in no event shall the rights and remedies of the Administrative Agent, any Holder of Secured Obligations or any of their respective designees or representatives, granted hereunder or any other Credit Document, be construed to permit any such Person to take any action or fail to act in violation of any law or the terms and conditions of any License or other agreement or document covering any of the collateral granted to the Administrative Agent hereunder.

15. Successors and Assigns. This Agreement shall be binding upon each Grantor and its successors and assigns, and shall inure to the benefit of each of the Holders of Secured Obligations and their respective nominees, successors and assigns. Each Grantor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for such Grantor; provided, however, except as otherwise permitted by the Credit Agreements, that no Grantor shall voluntarily assign or transfer its rights or obligations hereunder without the Administrative Agent’s prior written consent.

16. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, but giving effect to federal laws applicable to national banks.

17. Notices. All notices or other communications hereunder shall be given in the manner and to the addresses set forth in the Credit Agreements and the Pledge and Security Agreement.

18. Section Titles. The section titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

19. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

20. Merger. This Agreement represents the final agreement of each Grantor and the Administrative Agent with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between any Grantor and the Administrative Agent or any Holder of Secured Obligations.

The remainder of this page is intentionally blank.

IN WITNESS WHEREOF, each of the Grantors and the Administrative Agent have executed this Trademark Security Agreement as of the date first above written.

INERGY, L.P., as a Grantor		L & L TRANSPORTATION, LLC, as a Grantor

By:	INERGY GP, LLC,	By:	/s/ R. Brooks Sherman, Jr.
its managing general partner		Name:	R. Brooks Sherman, Jr.
		Title:	Senior Vice President and CFO

By:	/s/ R. Brooks Sherman, Jr.
Name:	R. Brooks Sherman, Jr.
Title:	Senior Vice President and CFO

INERGY TRANSPORTATION, LLC, as a Grantor		INERGY SALES & SERVICE, INC., as a Grantor

By:	/s/ R. Brooks Sherman, Jr.	By:	/s/ R. Brooks Sherman, Jr.
Name:	R. Brooks Sherman, Jr.	Name:	R. Brooks Sherman, Jr.
Title:	Senior Vice President and CFO	Title:	Senior Vice President and CFO

INERGY PROPANE, LLC, as a Grantor		INERGY FINANCE CORP., as a Grantor

By:	/s/ R. Brooks Sherman, Jr.	By:	/s/ R. Brooks Sherman, Jr.
Name:	R. Brooks Sherman, Jr.	Name:	R. Brooks Sherman, Jr.
Title:	Senior Vice President and CFO	Title:	Senior Vice President and CFO

INERGY GAS, LLC as a Grantor		STELLAR PROPANE SERVICE, LLC, as a Grantor

By:	/s/ R. Brooks Sherman, Jr.	By:	/s/ R. Brooks Sherman, Jr.
Name:	R. Brooks Sherman, Jr.	Name:	R. Brooks Sherman, Jr.
Title:	Senior Vice President and CFO	Title:	Senior Vice President and CFO

JPMORGAN CHASE BANK, N.A., as Administrative Agent		INERGY ACQUISITION COMPANY, LLC, as a Grantor

By:	/s/ Jane Bek Kiel	By:	/s/ R. Brooks Sherman, Jr.
Name:	Jane Bek Kiel	Name:	R. Brooks Sherman, Jr.
Title:	Director	Title:	Senior Vice President and CFO

SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT